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Chico’s FAS, Inc.

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Time Is Short — Please Vote Your Shares Today

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS RECOMMENDS CHICO'S FAS SHAREHOLDERS VOTE "FOR" ALL FOUR OF THE CHICO'S FAS DIRECTOR NOMINEES ON THE WHITE PROXY CARD

Dear Fellow Shareholder:

Over the last few weeks, you have received several mailings detailing the significant progress we are making as we work to drive value for all Chico’s FAS shareholders. Indeed, positive change has been underway for some time at Chico's FAS, and now, under the direction of our new Chief Executive Officer and President, Shelley Broader, we are successfully executing on a new strategic plan and have made numerous positive changes across the Company – in strategy, management, operations, finance and governance – with more to come.

In recognition of this progress and the superior qualifications of the Company’s director candidates, Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, recently recommended that Chico’s FAS shareholders vote “FOR” all four of the Company’s highly-qualified director nominees – Shelley Broader, Bonnie Brooks, Janice Fields and William “Bill” Simon – on the WHITE proxy card in connection with the Company’s 2016 Annual Meeting of Shareholders to be held on July 21, 2016. ISS also recommended that shareholders vote "FOR" the other proposals to be considered at the Annual Meeting, including the advisory vote on executive compensation, the declassification of the Chico's FAS Board of Directors and the ratification of Ernst & Young as the Company's auditors.

Your Board of Directors also urges you to support the positive change underway and protect the value of your investment by voting “FOR” using the WHITE proxy card TODAY. Since time is short, we encourage you to vote by telephone or by Internet.

In its July 8, 2016 report, ISS recognized the positive, proactive change that has been underway at Chico’s FAS and concluded:1

“For more than a year the board has been undertaking significant change in both the executive suite and the boardroom, and directing operating and strategic changes which are just beginning to have an effect on corporate financial performance.

As the dissidents have not made a compelling case that additional change at the board level is warranted – and particularly because the strength of all four management nominees suggests those nominees are likely the best candidates to continue driving the necessary improvements in the company's performance – votes on the White management card FOR management nominees Broader, Brooks, Fields, and Simon are warranted.”

In commenting on the Company’s financial performance and recognizing that the Chico’s FAS Board of Directors and management team are committed to top and bottom line improvement, ISS stated:

__________________________
1 Permission to use quotations neither sought nor obtained

“The actions this board has taken certainly appear to strike at the root cause of the issues at the company: driving material cost savings, reducing capital expenditure, better aligning resources with growth opportunities, and focusing on other initiatives – like ROI on its marketing spend – that can improve gross margins.”

Regarding the two Chico’s FAS nominees targeted by The Barington Group and rejecting Barington’s red herring issue on Bonnie Brooks, ISS said:

“Bonnie Brooks, who would also join the board if elected at this annual meeting, brings significant, current retail experience – including experience in mid- and high-end apparel – as well as successful turnaround experience at three retailers.”

“Janice Fields, the newest incumbent on the board with a tenure of 3 years, adds relevant experience... Perhaps more critically, as chair of the Nominating and Governance Committee she has been the architect of its renewal, including replacing one long-tenured director and the former CEO with two unusually well-qualified new nominees – Brooks and Simon – whose skills and experience are directly relevant to the new CEO's mandate.”

ISS also recognized that the Chico’s FAS Board has been committed to proactive action to best serve the interests of shareholders, strong corporate governance and world-class leadership, including a refreshed Board, noting:

“there is a clear track record of the board taking matters into its own hands long before the proxy contest began – including significantly refreshing its own ranks with new directors bringing clearly relevant experience, changing its own leadership while maintaining an independent chairman, changing the leadership of its executive team, and implementing cost reduction initiatives in 2014 and 2015 even as all these other changes were in process.”

The Chico’s FAS Annual Meeting is Fast Approaching –
Please Make Sure Your Shares are Represented by Voting TODAY

ISS’s recommendation in support of ALL FOUR of the Board’s nominees reaffirms what we have said all along – Shelley Broader, Bonnie Brooks, Janice Fields and Bill Simon are the best qualified director candidates for Chico’s FAS and have the skills and experience needed to support the Company’s success and drive shareholder value in today’s competitive retail environment.

Like ISS, many shareholders and analysts have also applauded the significant progress we are making, which confirms our conviction that Chico’s FAS is on the right path to profitable growth and value creation for all Chico’s FAS shareholders.

We believe that replacing any one of the Board's superior director nominees with either of Barington's less qualified candidates would leave us without relevant and current skills and experience that are critical to supporting continued success under Ms. Broader's new plan. Indeed, while ISS recognized that each Barington nominee had some relevant experience, it observed that each lacked important experience, whether turnaround and extensive international global experience in the case of Janet Grove, or executive retail experience in the case of Jim Mitarotonda, already well represented in the Company’s nominees.

We are confident that we are on the right track and with the right team and strategic plan to usher in a new era of profitable growth and value creation for all Chico’s FAS shareholders. We urge shareholders to protect the value of their investment and disregard Barington’s self-serving campaign by voting “FOR” the Chico’s FAS director nominees on the WHITE proxy card.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ David F. Walker
David F. Walker
Chair of the Chico’s FAS Board

July 12, 2016

Vote the WHITE Proxy Card Today

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated
(877) 825-8971 (TOLL-FREE from the U.S. or Canada)
or
(412) 232-3651 (from other locations)

Please don’t forget that if you are a participant in the Chico’s FAS Managed Share Plan and/or the Chico’s FAS Employee Stock Purchase Plan, you must return instructions with respect to any Plan shares to the Administrator no later than 11:59 p.m. ET on July 18, 2016.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

ADDITIONAL INFORMATION

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.